Exhibit 99

Press Release

AMSURG CORP. TO BROADCAST FIRST QUARTER CONFERENCE
CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (April 16, 2002) – AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2002 first quarter earnings release conference call.

The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to www.amsurg.com and clicking on the link to Investor Relations, at www.companyboardroom.com or at www.streetevents.com. The call is scheduled to begin at 4:15 p.m. eastern time on April 23, 2002. The on-line replay will follow shortly after the call and continue for seven days.

AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers and specialty physician networks in partnership with surgical and other group practices. At December 31, 2001, AmSurg owned a majority interest in 95 centers and had five centers under development.

Contact:
        Claire M. Gulmi,
        Senior Vice President and
        Chief Financial Officer
        (615) 665-1283